CHEMTURA ANNOUNCES AGREEMENT TO SELL CONSUMER PRODUCTS BUSINESS
TO KIK CUSTOM PRODUCTS FOR $315 MILLION

Commences Exploration of Sale of Agrochemicals Business

Board Seeks To Unlock Inherent Value in Portfolio for Shareholders and
Create Focused Leader in Industrial Specialty Chemicals

Company Provides Update on Third Quarter 2013 Performance

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PHILADELPHIA, October 10, 2013 – Chemtura Corporation (NYSE: CHMT) (Euronext: CHMT) (“Chemtura” or the “Company”) today announced that it has entered into a stock purchase agreement to sell its Consumer Products business, including dedicated manufacturing plants in the U.S. and South Africa, to KIK Custom Products Inc. (“KIK”) for $315 million in cash at closing subject to certain customary pre- and post-closing adjustments, including for working capital and assumed pension liabilities. The Company also announced today that its board of directors has decided to explore a sale of the Company’s agrochemicals business, Chemtura AgroSolutions.

The agreement to sell the Consumer Products business, combined with the decision to explore a sale of Chemtura AgroSolutions, is aimed at delivering substantial near-term value to shareholders while further focusing the Company on opportunities to create additional value as a pure-play leader in the global development, marketing, manufacture and sale of industrial specialty chemicals.

The Company expects to use a substantial portion of the proceeds from the sale of Consumer Products and potential sale of the agrochemicals business to return capital to shareholders. The Company will also use proceeds to continue to make important investments to strengthen and enable the continuing growth of the remaining businesses, as well as pay down debt in order to return towards its long-term stated total leverage target of approximately 2X Adjusted EBITDA.

"Today’s announcements represent the next step in our plan to simplify and transform our portfolio, positioning us to better benefit from secular industry growth trends in our chosen areas of market focus and create a sustainable competitive advantage,” said Craig A. Rogerson, Chairman, President and CEO of Chemtura. “Following the sales of our Consumer Products and Antioxidants businesses, a sale of Chemtura AgroSolutions would transform Chemtura into a more focused, pure-play industrial specialty chemicals company with leading global positions that we believe can capitalize on attractive end-market growth trends, and continue delivering superior value to our shareholders and opportunities for our employees for many years to come.”

POTENTIAL SALE OF CHEMTURA AGROSOLUTIONS

Mr. Rogerson continued, “A sale of Chemtura AgroSolutions at the right price would be a compelling opportunity to unlock significant value for our shareholders and a logical strategic step for Chemtura at this time. We recognize the strength of our agrochemicals business and its long-term prospects. However, we believe our current share price does not fully reflect its embedded value. We have received credible unsolicited expressions of interest and the board has determined, consistent with its fiduciary duties, that this is the right time to invite and evaluate offers for the business. Importantly, while we think this may be a compelling financial opportunity, we will complete a sale only if we can realize an attractive value for the business.”

Chemtura AgroSolutions is a leading provider of fungicides, herbicides, insecticides, miticides, plant growth regulators and seed enhancement products for select crops in attractive geographies, with a strong new product portfolio and development program and field service expertise. It is a healthy and profitable business segment which generated revenues of $435 million and Adjusted EBITDA of $89 million in the last twelve months ending June 30, 2013 (refer to reconciliation table). Chemtura AgroSolutions has a global presence serving customers in more than 120 countries.

The Company has retained Morgan Stanley & Co. LLC to act as its financial advisor in connection with the Chemtura AgroSolutions divestiture process. Debevoise & Plimpton LLP is acting as its legal counsel.

The Company notes that a definitive timetable for the sale process has not been finalized and there can be no assurance that the process will result in a sale of the Chemtura AgroSolutions business.

MORE FOCUSED PLATFORM GOING FORWARD

Following a sale of Consumer Products and potential sale of the Company’s agrochemicals business, Chemtura’s core platform will be focused and organized around two attractive segments: Industrial Performance Products (“IPP”) (petroleum additives and urethanes products) and Industrial Engineered Products (“IEP”) (flame retardants and brominated products, and organometallics). These segments have leading global industry positions in a number of markets.

Mr. Rogerson added, “Chemtura is well-positioned to extend IPP and IEP in the faster growing regions and in high opportunity applications across markets that offer strong secular growth. For example, in the fourth quarter, we will formally open our new multipurpose plant in Nantong, China, and we are committed to continuing to invest in these kinds of platforms for higher margin products going forward.

SALE OF CONSUMER PRODUCTS

With regard to the sale of the Consumer Products business, Mr. Rogerson said, “We have already addressed a portion of the stranded costs associated with this segment and have plans in place to rapidly eliminate the remainder after the transaction closes. KIK is a respected manufacturer and employer, and we believe that the Consumer Products business will be in good hands.”

With over $1.2 billion in sales in 2012, and more than 3,000 employees, Toronto, Canada-based KIK is one of North America’s largest contract and private label manufacturers of consumer, institutional and industrial products. The KIK network includes 14 integrated manufacturing facilities strategically located throughout North America. KIK’s product lines include bleach, household cleaners and sanitizers, pool and spa water treatment products and additives, personal care and over-the-counter medicated and pharmaceutical products, all supported by in-house technical expertise and value-added services. KIK produces national brand and private label consumer products for Fortune 500 companies. For more information about KIK, visit www.kikcorp.com.

The Consumer Products business is known as BioLab in North America and Bayrol in Europe. The purchase price is subject to pre- and post-closing adjustments for working capital and assumed pension liabilities. The transaction is subject to customary closing conditions and regulatory approvals with a targeted close date of December 31, 2013.

Chemtura expects to begin accounting for its Consumer Products segment as a “discontinued operation” in its third quarter 2013 financial statements. Before the end of November, Chemtura anticipates making available historical GAAP and Managed Basis statements of income reflecting the discontinued operations treatment to assist investors in making prior period comparisons.

THIRD QUARTER 2013 UPDATE

Mr. Rogerson continued, “While we are excited about the future opportunities for our industrial segments, especially with the new Nantong multipurpose plant officially opening in the fourth quarter, the near-term weakness we have seen in the first half of 2013 for the IEP segment continued in the third quarter. Electronics and insulation foam applications remained weak and we have concluded to record an increase in inventory reserves for some slower moving electronics products. As a result, third quarter operating income for IEP will be close to break-even. This quarter, IPP absorbed the initial start-up costs of its new plants in the Netherlands and China, but still expects to deliver about the same level of operating income as it did in the third quarter of 2012. Chemtura AgroSolutions has continued its strong track record of improvement and looks set to show year-on-year growth in operating income of approximately 15%. These performance trends combined with the impact of adopting discontinued operations treatment for the Consumer Products segment will result in our third quarter earnings being substantially lower than current consensus.”

Copies of this release, as well as informational slides, will be available on the Investor Relations section of our website at www.chemtura.com. We will host a teleconference to review this announcement at 5:30 p.m. (EDT) on October 10, 2013. Interested parties are asked to dial in approximately 10 minutes prior to the start time. The call-in number for U.S. based participants is (866) 688-8351 and for all other participants is (706) 679-4287. The conference ID code is 77804314. An audio webcast of the call can be accessed via the link below during the time of the call: https://event.webcasts.com/starthere.jsp?ei=1023978.

Replay of the call will be available for thirty days, starting at 7:30 p.m. (EDT) on October 10, 2013. To access the replay, call toll-free (855) 859-2056 or (404) 537-3406, and enter access code 77804314.

About Chemtura

Chemtura Corporation, with 2012 net sales of $2.6 billion,1 is a global manufacturer and marketer of specialty chemicals, agrochemicals and pool, spa and home care products. Additional information concerning us is available at www.chemtura.com.

1 2012 net sales of $2.6 billion reflects discontinued operations treatment for the sale of Chemtura’s Antioxidants business.

Managed Basis Financial Measures

Information presented in this press release and in the attached financial table includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). In this press release, we use Adjusted EBITDA as a managed basis financial measure. Reconciliations of Adjusted EBITDA to the most directly comparable GAAP financial measures are provided in the attached financial tables. We believe that such managed basis financial measures provide useful information to investors and may assist them in evaluating our underlying performance and identifying operating trends. In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of our operations. While we believe that such measures are useful in evaluating our performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and do not provide a comparable view of our performance relative to other companies in similar industries.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	Our ability to implement our growth strategies in rapidly growing markets and faster growing regions;
•	Our ability to execute timely upon our portfolio management strategies and mid and long range business plans;
•	The receipt of governmental and other approvals associated with the sale of the Consumer Products business and the successful fulfillment or waiver of all other closing conditions for such a transaction without unexpected delays or conditions;
•	The successful closing of the sale of the Consumer Products business and separation of that business from the rest of our businesses;
•	Our ability to identify one or more potential purchasers of the Chemtura AgroSolutions business who are willing to pay a price for the business that we are willing to accept, and to reach a definitive agreement on a mutually acceptable transaction with such purchaser;
•	The receipt of governmental and other approvals associated with the sale of the Chemtura AgroSolutions business and the successful fulfillment or waiver of all other closing conditions for such a transaction without unexpected delays or conditions;
•	The successful closing of the sale of the Chemtura AgroSolutions business and separation of that business from the rest of our businesses;
•	Risks associated with strategic acquisitions and divestitures; and
•	Other risks and uncertainties described in our filings with the Securities and Exchange Commission, including Item 1A, Risk Factors, in our Annual Report on Form 10-K.

These statements are based on our estimates and assumptions and on currently available information. Our forward-looking statements include information concerning possible or assumed future results of operations, and our actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this press release was issued. We undertake no duty to update any forward-looking statements to conform the statements to actual results or changes in our operations.

RECONCILIATION TABLE

CHEMTURA CORPORATION
Chemtura AgroSolutions segment
Reconciliation of GAAP Operating Income to Adjusted EBITDA
Computation of last twelve months net sales and Adjusted EBITDA as of June 30, 2013
(In millions of dollars)

	Year ended December 31, 2012	Less: Six months ended June 30, 2012	Plus: Six months ended June 30, 2013	Last twelve months ended June 30, 2013

Net Segment Sales	$409	$(197)	$223	$435

GAAP Segment Operating Income	$65	$(33)	$45	$77
Plus:
Depreciation and amortization	13	(7)	6	12
Non-cash stock-based compensation expense	1	(1)	-	-
Segment Adjusted EBITDA	$79	$(41)	$51	$89

CONTACTS

Chemtura Investors:

Dalip Puri, Vice President Investor Relations & Treasurer

+1 (203) 573-2153

Chemtura Media:

John Gustavsen, Corporate Communications Manager

+1 (203) 573-3224

Matt Benson/Nathaniel Garnick

Sard Verbinnen & Co

+1 (212) 687-8080

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